REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Trustees
of Alpine Series Trust and Alpine Income Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of portfolio investments of Alpine Series Trust, comprising the Alpine Dynamic Balanced Fund, Alpine Dynamic Dividend Fund, Alpine Dynamic Financial Services Fund and Alpine Dynamic Innovators Fund; and Alpine Income Trust, comprising the Alpine Municipal Money Market Fund and Alpine Tax Optimized Income Fund (collectively the “Funds”), as of October 31, 2006 and the related statements of operations and changes in net assets for the periods indicated therein, and the financial highlights for the periods subsequent to October 31, 2003. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Funds’ financial highlights for the periods ended prior to October 31, 2004 were audited by other auditors whose report, dated December 19, 2003, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2006, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds as of October 31, 2006, and the results of its operations, the changes in their net assets and the financial highlights for the periods indicated in the first paragraph, in conformity with accounting principles generally accepted in the United States of America.

Milwaukee, WI
December 18, 2006